EXHIBIT 99.6

                  PEOPLES BANCORP OF WASHINGTON

                      201 East Main Street
                 Washington, Indiana  47501-2912

      NOTICE OF RESCHEDULED SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD MARCH 4, 1997

     Notice is hereby given that a Special Meeting of Shareholders of Peoples Bancorp of Washington ("Peoples") will be held at the Community Room at the Holiday Inn Express, 1808 East National Highway, Washington, Indiana, on Tuesday, March 4, 1997, at 1:00 p.m. Washington time (the "Special Meeting"), for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization dated September 27, 1996, among Peoples; The Peoples National Bank and Trust Company, a wholly owned subsidiary of Peoples ("Peoples Bank"); German American Bancorp ("German American"); German American Holdings Corporation, a wholly owned subsidiary of German American ("GAHC"); and The Union Bank, a wholly owned subsidiary of German American (the "Reorganization Agreement"), and a Merger Agreement between Peoples and GAHC, and joined in by German American in the form attached to the Reorganization Agreement as Appendix A, and to approve the transactions contemplated thereby, including the merger of Peoples with and into GAHC (the "Merger").

          2. To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

     Holders of Peoples Common Stock of record at the close of business on January 15, 1997, are entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof.

     The date of this Special Meeting has been rescheduled from the date specified by the Prospectus/Proxy Statement dated January 30, 1997, relating to the Merger that accompanies this Notice, and will be considered an adjournment of the earlier scheduled meeting for purposes of voting the accompanying form of proxy that specifies the earlier date.

     SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS, EVEN IF THEY PLAN TO ATTEND THE MEETING, ARE
REQUESTED TO COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY AND
RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO
POSTAGE IF MAILED IN THE UNITED STATES.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              Joseph A. Wellman, President
January 31, 1997
Washington, Indiana